UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 29, 2016
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On March 29, 2016, First Busey Corporation ("First Busey") held a special meeting of stockholders in Champaign, Illinois, to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey and Pulaski Financial Corp. ("Pulaski"), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger.
The proposal was approved by the stockholders by the following vote:
Votes For	Votes Against	Abstentions	Broker Non-Votes
21,958,618	215,563	120,846	-

Item 8.01 Other Events.

On March 30, 2016, First Busey and Pulaski issued a joint press release announcing that each company's stockholders had approved the merger of Pulaski with and into First Busey.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1     Joint Press Release, dated March 30, 2016

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 30, 2016	First Busey Corporation
By:       /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Financial Officer